EXHIBIT 23.3



                     CONSENT OF INDEPENDENT ACCOUNTANTS


     We hereby consent to the incorporation by reference in the previously filed Registration Statements on (i) Form S-3 (File No. 333-4198) and (ii) Form S-8 (No. 33-92468, 333-36151, 33-83736 and Post Effective Amendment No. 1 to Form S-8 of Trigen Energy Corporation of our report, dated January 26, 1999 (except for Note 9, as to which the date is March 10, 1999), on the financial statements for the years ended December 31, 1998 and 1997 of Grays Ferry Cogeneration Partnership appearing in this Form 10-K.


                              Deloitte & Touche LLP

Philadelphia, Pennsylvania
March 30, 1999